                                                                    EXHIBIT 10.J















                             JOHNSON CONTROLS, INC.
                           LONG TERM PERFORMANCE PLAN






               (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1998)











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                                TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----
PURPOSE               .........................................................................60

ARTICLE II.           EFFECTIVE DATE AND TERMINATE DATE........................................60
   Section 2.01.           Effective Date......................................................60
   Section 2.02.           Termination Date....................................................60

ARTICLE III.          DEFINITIONS..............................................................60

ARTICLE IV.           ELIGIBILITY..............................................................61

ARTICLE V.            ADMINISTRATION...........................................................61
   Section 5.01.           Amendment or Termination............................................61
   Section 5.02.           The Committee.......................................................61
   Section 5.03.           Committee Authority.................................................61

ARTICLE VI.           ASSIGNMENT OF CONTINGENT PERFORMANCE AWARDS..............................62
   Section 6.01.           Assignments.........................................................62
   Section 6.02.           Shareholder Approval Requirements...................................62
   Section 6.03.           New Hired and Transferred Employees.................................62

ARTICLE VII.          PERFORMANCE GOALS........................................................62
   Section 7.01.           Criterion for Measuring Performance.................................62
   Section 7.02.           Establishment of ROE Performance Goals..............................62

ARTICLE VIII.         PAYMENT..................................................................63
   Section 8.01.           Evaluating Performance and Computing Awards.........................63
   Section 8.02.           Computing Awards....................................................63
   Section 8.03.           Timing and Form of Payment..........................................63
   Section 8.04.           Distribution Upon Termination of Employment.........................65
   Section 8.05.           Change of Control...................................................66
   Section 8.06.           Distribution in Event of Financial Emergency and
                           Acceleration of Payments............................................68

ARTICLE IX.           TERMINATION..............................................................69
   Section 9.01.           Termination for Death or Disability.................................69
   Section 9.02.           Termination for Normal Retirement...................................69
   Section 9.03.           Termination for Other Reasons.......................................69

ARTICLE X.            ADJUSTMENTS..............................................................69





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
ARTICLE XI.           OTHER CONSIDERATIONS.....................................................69
   Section 11.01.          Beneficiary Designation.............................................69
   Section 11.02.          Dissolution or Merger...............................................70
   Section 11.03.          Claim to Performance Awards and Employment Rights...................70
   Section 11.04.          Nontransferability..................................................70
   Section 11.05.          Tax Withholding.....................................................70
   Section 11.06.          Administrative Expenses.............................................70
   Section 11.07.          Governing Law.......................................................70
   Section 11.08.          Gender and Number...................................................70





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                               ARTICLE I. PURPOSE


          The purpose of this Plan is to motivate top executives to achieve longer term objectives which will result in long term increased value to the shareholders of the Company.

                 ARTICLE II. EFFECTIVE DATE AND TERMINATE DATE


          Section 2.01. Effective Date. The Plan shall be effective as of October 1, 1987.

          Section 2.02. Termination Date. The Plan shall terminate with respect to the assignment of contingent Performance Awards on September 30, 2003; provided, however, that the Committee may terminate the Plan or the assignment of contingent Performance Awards at any time prior to that date. Termination of the Plan shall not cancel, reduce or otherwise impair the rights of Participants to receive any contingent Performance Awards assigned prior to termination of the Plan.

                            ARTICLE III. DEFINITIONS


          Section 3.01. The "Company" is Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto that adopts the Plan.

          Section 3.02. The "Plan" is the Johnson Controls, Inc. Long Term Performance Plan adopted on September 23, 1987 as from time amended and in effect.

          Section 3.03. The "Board" is the Board of Directors of the Company.

          Section 3.04. The "Committee" means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a "non-employee director" as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of Section 162(m) of the Internal Revenue Code.

          Section 3.05. A "Participant" is an executive of the Company or a subsidiary who has been approved for participation in the Plan.

          Section 3.06. The "Base Salary" of a Participant is the annual rate of base pay in effect for such Participant as of the last day of the Performance Period (or such other date as the Committee may specify by action taken within 90 days after the beginning of the Performance Period).

          Section 3.07. The "Beneficiary" is the person or persons entitled to receive any amounts due to a Participant in the event of the Participant's death.





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          Section 3.08. "Income" is consolidated income before income taxes, as stated in the Consolidated Statement of Income in the Company's Annual Report.

          Section 3.09. "Shareholders' Equity" for a fiscal year is calculated for purposes hereunder by taking the arithmetic average of consolidated shareholders' equity of the Company, as set forth in the Consolidated Statement of Financial Position in the Company's Quarterly and Annual Reports to shareholders, over five points in time, which shall include the end of the preceding year and the end of each quarter of the current fiscal year.

          Section 3.10. "Return on Shareholders' Equity (ROE)" is the percentage relationship of Income to Shareholders' Equity for each fiscal year.

          Section 3.11. "Earnings Per Share (EPS)" is Company net income per share of Common Stock, on a fully diluted basis, as reported in the Company's Annual Report to Shareholders.

          Section 3.12. "Performance Award" is an amount whose final value will be earned and paid to a Participant if certain predetermined requirements are met.

          Section 3.13. "Performance Period" is a period of three successive fiscal years, as determined by the Committee, with respect to which an assignment of Performance Awards is made pursuant to this Plan.

                            ARTICLE IV. ELIGIBILITY


          Only officers and other key executives of the Company who have a significant influence upon the long-term performance of the Company will be eligible to participate in the Plan. Participation in one award, however, will not automatically guarantee participation in subsequent years. Participation for each award under the Plan will be approved by the Committee after consultation with the Chief Executive Officer.

                            ARTICLE V. ADMINISTRATION


          Section 5.01. Amendment or Termination. The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, except as to those terms or provisions that are required by Section 162(m) of the Internal Revenue Code to be approved by the shareholders, or suspend or terminate the Plan entirely; provided, however, that no such modification, amendment, suspension or termination may, without the consent of the Participant or his or her Beneficiary in the case of his or her death, reduce the right of a Participant, or his or her beneficiary, as the case may be, to any payment due under the Plan.

          Section 5.02. The Committee. The Plan shall be administered by the Committee.

          Section 5.03. Committee Authority. Except as otherwise specifically provided by the Plan, the Committee shall have full and exclusive authority to execute the responsibilities





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given to it by the Plan. Any determinations, rulings, or interpretations made by the Committee shall be final and binding on all persons, including the Company, shareholders of the Company, Participants, and other employees. The Committee may make such reasonable rules and regulations concerning the administration of the Plan as it deems necessary or appropriate. In its administration of the Plan, the Committee shall apply such rules and regulations and shall otherwise interpret the provisions of the Plan in a reasonable and consistent manner.

            ARTICLE VI. ASSIGNMENT OF CONTINGENT PERFORMANCE AWARDS


          Section 6.01. Assignments. The Committee shall assign to each Participant a contingent Performance Award (expressed as a percentage of the Participant's Base Salary) that it deems appropriate prior to the commencement of the Performance Period to which the Performance Award applies, or within 90 days following the beginning of such Performance Period.

          Section 6.02. Shareholder Approval Requirements. The Committee, in its discretion, may make all or any portion of the assignment of awards contingent upon receiving subsequent shareholder approval sufficient to qualify payment thereunder as deductible for the Corporation. The Committee may take such action without the consent of participants.

          Section 6.03. New Hired and Transferred Employees. Notwithstanding anything to the contrary herein, in the case of a person who is newly hired into an eligible position or transferred into an eligible position after the beginning of a Performance Period, the Committee may at any time grant a contingent Performance Award, and fix the terms of any such award, whether or not such action qualifies for the performance-based exception under Section 162(m) of the Code.

                         ARTICLE VII. PERFORMANCE GOALS


          Section 7.01. Criterion for Measuring Performance. The criteria to be used to measure the financial performance of the Company shall be its Return on Equity (ROE). The Company's Return on Equity shall be compared to performance goals as established in Section 7.02.

          Section 7.02. Establishment of ROE Performance Goals. The Committee shall establish performance goals prior to, or within 90 days after the beginning of, each Performance Period and set those goals forth in its meeting minutes.







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                             ARTICLE VIII. PAYMENT


          Section 8.01. Evaluating Performance and Computing Awards. As soon as practicable following the close of the Performance Period, the Company shall determine the award amount applicable to that Performance Period, provided that the maximum award amount for any Participant with respect to any Performance Period shall be three million dollars ($3,000,000). All awards are subject to certification in writing by the Committee prior to payment that the performance goals and other material terms of the Plan were in fact satisfied.

          Section 8.02. Computing Awards. Award amounts will be calculated from a table which will be issued to each participant at the time of grant.

          Section 8.03. Timing and Form of Payment.

          (a) When the payment due to the Participant has been determined as aforesaid, unless otherwise deferred in accordance with Sections 8.03(b) or (c) or to be paid on a current basis in accordance with Section 8.03(d), the payment due the participant shall be credited to a bookkeeping reserve account which shall be established for the Participant and set up the books of the Company and known as his "Interest Account". The unpaid balance in the Interest Account shall be credited with a simple annual interest equivalent as follows: As of January 1 next following the close of the Performance Period for which the deferred award was made, such award shall become part of the unpaid balance of such Interest Account. Such Interest Account shall be credited on December 31 of each year with an amount equal to interest on the unpaid balance of such account from time to time outstanding during the year ending on such December 31 at the rate determined by adding together the prime rate in effect at the Firstar Bank Milwaukee, N.A. (or any successor thereto) on the last banking day prior to the beginning of such year and the prime rate in effect at said bank on the last banking day of each of the calendar months of January through November of such year and dividing such total by 12. In the event the Interest Account shall be terminated for any reason prior to December 31 of any year, such account shall upon such termination date be credited with an amount equal to interest at the average prime rate determined as aforesaid on the unpaid balance from time to time outstanding during that portion of such year prior to the date of termination.

          (b) A Participant may elect that part or all of the payment due be converted to "Share Units", as provided below, and credited to a bookkeeping reserve account which shall be established for the Participant and set upon on the books of the Company and known as his "Share Unit Account". The term "Share Unit" means a measure of participation under the Plan having a value based on the market value or a share of the common stock of the Company and other characteristics specified herein. When a participant has elected to have a part or all of his award under the Plan converted to Share Units, it shall be converted between the 60th and 75th day immediately after the close of the Performance Period. Any other provision of this Plan to the contrary notwithstanding, the aggregate number of Share Units to be awarded under this Plan shall not exceed two (2) percent of the number of issued and outstanding shares of the Common Stock of the Company. Each award shall be converted into Share Units in the following manner:


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          (i)   Determine the market value of a share of the common stock of the
                Company. The market value shall be the closing price on the New York Stock Exchange on the day in question, or the day of the last previous sale, if there shall not be any sale on the day in question.

          (ii)  Divide the award by such market value.

          (iii) The quotient resulting from such division indicates the Share Units to be credited. Whenever the Company declares a dividend on its common stock, in cash or in property, at a time when Participants have Share Units credited to their accounts in the Plan, a dividend award shall be made to all Participants as of the date of payment of the dividend. The dividend award for a Participant shall be determined by multiplying the Share Units credited to a Participant's account on the date of payment by the amount of the dividend paid on each share of common stock. The dividend award shall be converted into Share Units in the same manner that an award is converted into Share Units. In making this conversion, the market value of a share of the common stock of the Company shall be determined as of the date the dividend on the common stock is paid.

          (c) A Participant may also elect to have part or all of the payment due credited to a bookkeeping reserve account which shall be established for the Participant and set up on the books of the Company and known as his "Equity Fund Account". When a Participant has elected to have a part or all of his award credited to an Equity Fund Account, the unpaid balance in such account shall be credited or debited with an annual investment return equivalent as follows: As of the date on which an award would be payable in cash immediately following the close of each Performance Period for which an award was made, such award shall become part of the unpaid balance of such Equity Fund Account. Such Equity Fund Account shall be treated as if it had been invested as an integral part of the Equity Fund (or such other fund designated by the Committee) under the Johnson Controls Savings and Investment Plan and shall be credited or debited as of the last day of each fiscal year with an amount equal to the net gain or loss in value, as the case may be, which would have been realized on an amount equal to the unpaid balance of such Equity Fund Account if it had been invested in such Equity Fund throughout such fiscal year. In the event that the Equity Fund Account shall be terminated for any reason prior to September 30, of any year, such account shall upon such termination date be credited or debited with an amount equal to the net gain or loss in value which would have been realized on an amount equal to the unpaid balance of such Equity Fund Account if it had been invested in such Equity Fund during the part of such fiscal year commencing on the first day thereof and ending on the date of termination of such account.

          (d) A Participant may also elect, subject to the approval of the Committee, that part or all of the payment due to such Participant with respect to any Performance Period shall be paid to him on a current (rather than a deferred basis). For any Performance Period for which a Participant elects payment on a current basis, the payment due shall be paid to the Participant, in the sole discretion of the Committee, in a lump sum, or in installments (which




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need not be equal) commencing in the first quarter following the close of the
Performance Period, over a period not to exceed five years.

          (e) An election under Sections 8.03(b), (c), or (d) with respect to any Performance Period must be filed in writing with the Committee not later than the last day of the second fiscal year in such Performance Period. Any such election shall be irrevocable. Any Participant may file with the Committee a written waiver of his right to elect payment on a current basis pursuant to
Section 8.03(d). Such waiver may be filed at any time so long as the Participant has not previously filed an election under Section 8.03(d). Any such waiver shall be irrevocable.

          (f) A Participant may also irrevocably elect, one each year and effective on the next date on which conversions are made under paragraph 8.03(b), to convert all or part of an Interest Account or an Equity Fund Account to the Participant's Share Unit Account. Such conversions shall be made in the same manner as set forth in paragraph 8.03(b), as if the amount for which an election was made was an award being made effective on that date.

          Section 8.04. Distribution Upon Termination of Employment. Upon termination of a Participant's employment with the Company or subsidiary for any reason, the Participant, or his/her Beneficiary in the event of his/her death, shall be entitled to receive the amounts accumulated in such Participant's Interest Account, Share Unit Account and/or Equity Fund Account, as the case may be, in ten approximately equal annual installment payments as hereinafter provided.

          (a) The amounts in the Interest Account and/or the Equity Fund Account shall be paid in cash as follows:

          (i) The first annual payment shall be made no earlier than the fifteenth day of the first quarter of the calendar year following the date of termination of employment, and shall be in an amount equal to the value of 1/10th of the total amount credited to the Participant's Interest Account and/or Equity Fund Account as of January 1 next following the date of termination.

          (ii) A second annual payment shall be made no earlier than the fifteenth day of the first quarter of the calendar year following the year during which the first anniversary of the date of termination of employment occurs, and shall be in an amount equal to the value of 1/9th of the amount credited to the Participant's Interest Account and/or Equity Fund Account as of January 1 next following the first anniversary of the termination of employment.

          (iii) Each succeeding installment payment shall be determined in a similar manner, i.e., the fraction of the Participant's Interest Account and/or Equity Fund Account balance to be paid out shall increase each year to 1/8th, 1/7th, etc., until the tenth installment which shall equal the then remaining balance of the account.






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          (b)   The amounts in the Share Unit Account shall be paid in cash as follows:

          (i) The first annual payment shall be made no earlier than the fifteenth day of the first quarter of the calendar year following the date of termination of employment, and shall be in an amount equal to the value of 1/10th of the number of Share Units credited to the Participant's account as of the date of termination of employment. The value of each Share shall be determined by multiplying the market value of a share of common stock of the Company on the date of termination of employment by the number of such Share Units. Payment shall be made by the Company in cash. After the amount of the first installment has been determined, 1/10th of the Share Units credited to the Participant's account on the date of termination of employment shall be cancelled as of the date of termination of employment.

          (ii) A second annual payment shall be made no earlier than the fifteenth day of the first quarter of the calendar year following the year during which the first anniversary of the date of termination of employment occurs, and shall be in an amount equal to the value of 1/9th of the number of Share Units credited to the Participant's account as of the first anniversary of the date of termination of employment. The value of such Share Units shall be determined by multiplying the market value of a share of the common stock of the Company on the first anniversary of the date of termination of employment by the number of such Share Units. Payment shall be made by the Company in cash. After the amount of the second installment has been determined, 1/9th of the Share Units credited to the account of the Participant on the first anniversary of the date of termination of employment shall be cancelled as of the first anniversary of the date of termination of employment.

          (iii) Each succeeding installment payment shall be determined in a similar manner and Share Units shall be cancelled in a similar manner, the tenth annual installment being an amount equal to the value of the total number of Share Units credited to the account of the Participant on the ninth anniversary of the date of termination of employment.

          Section 8.05. Change of Control. Notwithstanding any other provision of this Plan, within 30 days of a Change of Control (as defined below), each participant shall be entitled to receive a lump sum payment in cash equal to the product of (x) such participant's formula award for the year in which the Change of Control occurs, based on maximum achievable award for such Participant under the Plan and (y) a fraction, the numerator of which is the number of days after January 1 in the year in which the Change of Control occurs and the denominator of which is 365. In addition, the Company shall pay to each Participant a lump sum amount in cash within 30 days of the Change of Control all amounts accumulated in such Participant's Interest, Share Unit and Equity Fund Account under the Plan. In determining the amount accumulated in a Participant's Share Unit Account, each Share Unit shall have a value equal to the higher of (x)





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the highest reported sales price, regular way, of a share of the Company's common stock on the Composite Tape for New York Stock Exchange Listed Stocks (the "Composite Tape") during the sixty-day period prior to the date of Change of Control of the Company and (y) if the Change of Control of the Company is the result of a transaction or series of transactions described in paragraphs (a) or
(c) of the definition of Change of Control of the Company set forth below, the highest price per share of common stock of the Company paid in such transaction or series of transactions. A Change of Control means any of the following events:

          (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

          (i) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

          (ii) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

          (b) Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989 whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or





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substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

          (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entitles who were the beneficial owners, respectively, of the outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          Section 8.06. Distribution in Event of Financial Emergency and Acceleration of Payments. The Committee may in its sole discretion elect to make or accelerate payments of the amounts remaining in the Participant's Interest, Share Unit or Equity Fund Accounts either prior to termination of employment or thereafter if the unpaid balance at any time is less than $50,000, or in the event the Committee determines that financial emergency has occurred in the personal affairs of the Participant or his Beneficiary in case of his death. If requested by a Participant while in the employ of the Company or a subsidiary and the Committee determines that a financial emergency has occurred in the financial affairs of the Participant, the Interest, Share Unit and/or Equity Fund Accounts of the Participant on the date the Participant makes the request may be paid out at the sole discretion of the Committee in the same manner they would have paid out had the Participant terminated his employment with the Company or subsidiary on the date of such request. In the event of a payout due to financial emergency, a second Interest, Share Unit and Equity Fund Account shall be established for the participant and any wards made to the Participant thereafter shall be credited to such second Interest, Share Unit or Equity Fund Account. The Participant's rights to the second Interest, Share Unit of Equity Fund Account shall be the same as his rights to the initial Interest, Share Unit or Equity Fund Account.



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                            ARTICLE IX. TERMINATION


          Section 9.01. Termination for Death or Disability. If a Participant's employment is terminated during a Performance Period by reason of death or disability, payments shall be determined and paid under Section 8, as if the fiscal year during which termination takes place is the last fiscal year of the particular Performance Period.

          Section 9.02. Termination for Normal Retirement. If a Participant's employment is terminated during a Performance Period by reason of normal retirement, payments shall be determined and paid under Section 8 as if the fiscal year during which such termination takes place is the last fiscal year of the particular Performance Period. However, before such determination is made, the Performance Award for such Performance Period shall, as of the date of normal retirement, be reduced to a number calculated by multiplying the Performance Award by a fraction. The numerator of the fraction shall be the number of full months during which the Participant was an employee of the Company during the Performance Period and the denominator of which is the number of full months the Performance Period would have lasted had the normal retirement not occurred.

          Section 9.03. Termination for Other Reasons. The Committee shall have the discretion to cancel an award if the Participant's employment is terminated during a Performance Period for any reason other than death, total and permanent disability, or normal retirement.

                             ARTICLE X. ADJUSTMENTS


          In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the Performance Awards or Share Units then held by Participants, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

                        ARTICLE XI. OTHER CONSIDERATIONS


          Section 11.01. Beneficiary Designation. A Participant may designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the distributions that otherwise would have been paid to the Participant. All designations shall be in writing and shall be effective only if and when delivered to the Committee during the lifetime of the Participants. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distributions whether payable before or after the Beneficiary's death, and any distribution remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. A participant may from time to time during his lifetime change his Beneficiary by a written





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instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to the Participant's estate and in such event the term "Beneficiary" shall include his estate.

          Section 11.02. Dissolution or Merger. If the Company should be liquidated and/or dissolved, or if the Company should become a party to a merger or consolidation in which it is not the surviving corporation, every outstanding Performance Award under this Plan shall become vested and payable to a Participant as though each applicable Performance Award's Performance Period had run its term as of the date of such event, and any payment, shall be made as per termination in accordance with Section 8.03.

          Section 11.03. Claim to Performance Awards and Employment Rights. No employee or other person shall have any claim or right to be assigned Performance Awards under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

          Section 11.04. Nontransferability. A Participant's rights and interests under this Plan, including amounts payable, may not be assigned, pledged, or transferred except in the event of the Participant's death, to his designated Beneficiary as provided in this Plan, or in the absence of such designation, by Will or the laws of descent and distribution.

          Section 11.05. Tax Withholding. The Company shall have the right to deduct from all cash payments any federal, state, or local taxes required by law to be withheld with respect to such cash payments and, in case of awards paid in Common Stock, the Participant or other person receiving such Common Stock may be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Common Stock.

          Section 11.06. Administrative Expenses. The Company shall bear the expenses of administering the Plan.

          Section 11.07. Governing Law. This Plan shall be construed, administered and governed in all respects in accordance with the laws of the State of Wisconsin.

          Section 11.08. Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.




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